SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  APRIL 3, 2002


                         EMERGENT FINANCIAL GROUP, INC.
               (Exact name of registrant as specified in charter)


CALIFORNIA                         000-25521              88-0407331
(State or other jurisdiction     (Commission            (IRS Employer
     of incorporation)            File Number)        Identification No.)


3125  STERLING  CIRCLE,  STE  100,  BOULDER,  COLORADO      80301
  (Address of principal executive offices)                (Zip Code)


(Former name or former address, if changed since last report.)


Registrant's  telephone  number,  including  area  code:  (303) 544-0044

Item  4.  Changes  in  Registrant's  Certifying  Accountant

On April 3, 2002, Emergent Financial Group, Inc. (the "Company") selected Salberg & Company, P.A. ("Salberg & Co."), the auditors of the Company's financial statements, to audit the consolidated financial statements of the Company for the fiscal year ended March 31, 2002. The Company's prior fiscal year end financial statements were audited by KPMG, LLP ("KPMG"). The decision to change auditors was approved by the Board of Directors.

During the two most recent fiscal years, and any subsequent interim period prior to the date hereof, the Company believes that there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG would have caused them to make reference to the subject matter of the disagreements in connection with their report. KPMG's report on the financial statements of the Company for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG's report for the fiscal year ended March 31, 2001 contained a going concern qualification.

During the two most recent fiscal years, and any subsequent interim period prior to the date hereof, the Company believes that there was no disagreement or difference of opinion with KPMG regarding any "reportable event" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.


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The  Company  has  provided  KPMG with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K, and has requested that KPMG furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company. Upon the receipt of such letter, the Company shall file a copy of such letter as an amendment to this Form 8-K. In addition, the Company has authorized KPMG to respond fully to the inquiries of Salberg & Co. concerning the subject matter described in the foregoing paragraphs.

During the two most recent fiscal years and through the date hereof, the Company (or anyone on the Company's behalf) did not consult Salberg & Co. in connection with the Company's financial statements regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of any reportable event as described above.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EMERGENT  FINANCIAL  GROUP,  INC.



                                   Jason Galanis, Chief Executive Officer


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